Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on S-3 (Nos. 333-205339 and 333-205336) and Form S-8 (Nos. 333-205338, 333-187346, 333-174758, 333-163832, 333-140624, 333-121006, and 333-217741) of Vericel Corporation of our report dated March 5, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 5, 2018